UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2007
SMART MOVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32951 (Commission File Number)	54-2189769 (I.R.S. Employer Identification No.)
5990 Greenwood Plaza Blvd. #390
Greenwood Village, CO 80111
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 488-0204
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01 Financial Statements and Exhibits

Signature

Exhibit Index

Ex-10.1: Summary of Compensation of Named Executive Officers

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Summary of 2007 Fiscal Year Bonus Compensation of Named Executive Officers.
On April 26, 2007, the Compensation Committee of the Board of Directors Smart Move, Inc.. (the “Company”) reported its recommendation to the full Board of Directors of the Company with respect to certain adjustments approved by the Committee to the base salary of the President and Chief Executive Officer, Chris Sapyta, and the Chief Financial Officer, Edward Johnson, to be effective February 15, 2007 and with respect to performance bonus criteria established and approved by the Committee for these officers for our 2007 fiscal year ending December 31, 2007 (“2007 fiscal year”).
Based on the Committee’s report and recommendation, the Board confirmed and authorized the compensation arrangements of Messrs. Sapyta and Johnson as summarized in Exhibit 10.1 attached to this Form 8-K which is hereby incorporated by reference into this Item 5.02. Messrs. Sapyta and Johnson are our “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K).
Item 9.01 Financial Statements and Exhibits.
Exhibit 10.1 Summary of Compensation of Named Executive Officers
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Move, Inc.
April 30, 2007	By:	/s/ Edward Johnson
		Name:	Edward Johnson
		Title:	Chief Financial Officer

Exhibit Index
Exhibit 10.1 Summary of Compensation of Named Executive Officers.